Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to Netherland, Sewell & Associates, Inc. and to the incorporation of the estimates contained in our "Report on estimated proved developed producing reserves and future revenue, as of September 30, 2021" in the "Supplemental Oil and Gas Reserves Information – Unaudited", and to the incorporation of the estimates contained in our "Report on estimated proved developed producing reserves and future revenue, as of September 30, 2021" in the "Notes to Unaudited Pro Forma Condensed Combined Financial Information" which are included in or made a part of the Current Report on Form 8-K/A of Evolution Petroleum Corporation, dated March 30, 2022. We further consent to the incorporation by reference of references to Netherland, Sewell & Associates, Inc. and to our Report in Evolution Petroleum Corporation's Registration Statements on Form S-3/A No. 333-231412, Form S-3 No. 333-193899, Form S-8 Nos. 333-251233, 333‑152136, 333‑140182, 333‑183746, and 333‑216098.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Senior Vice President

Houston, Texas
March 30, 2022